Exhibit 99.1

FREESCALE SEMICONDUCTOR EXTENDS INVITATIONS TO ELIGIBLE HOLDERS OF

ITS EXISTING NOTES TO PARTICIPATE IN NEW INCREMENTAL TERM LOANS UNDER

ITS SENIOR SECURED CREDIT FACILITY

Austin, TX, Feb. 10, 2009 – Freescale Semiconductor (the “Company”) today announced it is extending invitations (the “note invitations”) to eligible holders of each of its Senior Floating Rate Notes due 2014 (the “Senior Floating Rate Notes”), 9.125%/9.875% Senior PIK-Election Notes due 2014 (the “Senior Toggle Notes”), 8.875% Senior Fixed Rate Notes due 2014 (the “Senior Fixed Rate Notes”) and 10.125% Senior Subordinated Notes due 2016 (the “Senior Subordinated Notes” and, together with the Senior Floating Rate Notes, the Senior Toggle Notes and the Senior Fixed Rates Notes, the “existing notes”) to participate as a lender in its new incremental term loans under its senior secured credit facility in an aggregate principal amount, together with incremental term loans payable as compensation, of up to $1,000,000,000. The incremental term loans mature on December 15, 2014 and will be guaranteed by the same guarantors under its senior secured credit facility.

The purpose of the note invitations is to improve the Company’s financial flexibility by reducing its overall indebtedness and related interest expense.

The Company is also seeking commitments in the incremental term loans from existing lenders under its senior secured credit facility. Such commitments would reduce the aggregate amount of incremental term loans available to eligible holders of existing notes; accordingly, in the event the existing lenders deliver commitments equal to $1,000,000,000, no incremental term loans would be available to eligible holders in the note invitations. Commitments in the cash invitations to existing lenders must be made by 5:00 p.m., New York City time, on February 19, 2009 and must be funded with immediately available funds in U.S. dollars by 11:00 a.m., New York City time, on March 17, 2009 or earlier in the event the note invitations are terminated.

Each note invitation will terminate at midnight, New York City time, on March 10, 2009 (the “termination date”) unless extended by the Company with respect to any or all of the note invitations. Eligible holders who make their commitments by 5:00 p.m., New York City time, on February 24, 2009, unless extended by the Company (such time and date with respect to each note invitation, as the same may be extended, the “early commitment date”), will receive the early note commitment consideration for each $1,000 principal amount of existing notes delivered and accepted by the Company, which will be more than the consideration received for existing notes delivered and accepted by the Company after the early commitment date as indicated in the table below. Commitments may be rescinded prior to 5:00 p.m., New York City time, on February 24, 2009 and may not be rescinded thereafter. In addition, eligible holders of existing notes (other than the Senior Toggle Notes) validly delivered (and not validly rescinded) will be entitled to receive at closing, cash with respect to accrued and unpaid interest on such existing notes. The ratio of incremental term loans to Senior Toggle Notes takes into account accrued pay-in-kind interest on the Senior Toggle Notes.

The Company will not accept commitments that would result in the principal amount of the incremental term loans being greater than $1,000,000,000. In addition, the Company has limited the amount of commitments funded by Senior Toggle Notes to $250,000,000 and the amount of commitments funded by Senior Subordinated Notes to $746,268,000. The Company will accept commitments in accordance with the acceptance priority level shown in the table below, with Level 1 having the highest priority. If the incremental term loans are not fully committed at the termination date, the Company reserves the right, but is not obligated, to increase or waive in its sole discretion the limitation with respect to the Senior Toggle Notes. In such event, to the extent required by law, the Company may extend the termination date of the note invitation with respect to the Senior Toggle Notes without reinstating rescission rights of eligible holders.

						Consideration per $1,000 Principal Amount of Existing Notes Delivered:
Title of Existing Notes to be Delivered	CUSIP	Outstanding Principal Amount (in millions)	Acceptance Priority	Maximum Acceptance Amount of principal amount of Existing Notes (in millions)		Prior to the Early Commitment Date (“Early Note Commitment Consideration”)*	After the Early Commitment Date (“Note Commitment Consideration”)
Senior Toggle Notes	35687MAK3 / 35687MAJ6	$1,500.000	1	$250.000	**	246.80	221.80
Senior Subordinated Notes	35687MAP2	$1,510.554	2	$746.268		335.00	310.00
Senior Floating Rate Notes	35687MAH0 / 35687MAG2	$475.000	3	N/A		335.00	310.00
Senior Fixed Rate Notes	35687MAM9 / 35687MAL1	$2,287.064	4	N/A		380.00	355.00

*	The amount of the difference between the early note commitment consideration and the note commitment consideration is the “early participation payment”. The early participation payment will only be received by those eligible holders who validly deliver (and do not validly rescind) their existing notes before the early commitment date.
**	If the incremental term loans are not fully committed at the termination date, the Company may, but is not obligated to, increase or waive in its sole discretion the limitation with respect to the Senior Toggle Notes.

The note invitations are being extended only to beneficial owners of existing notes who certify to the Company that they are (1) a commercial bank, an insurance company, a finance company, a financial institution or any fund that invests in loans in the ordinary course of business and has total assets in excess of $5,000,000, and (2) a “qualified institutional buyer” (as defined in the Confidential Information Memorandum). Such beneficial owners are referred to as “eligible holders.”

The Company’s obligation to accept any commitments, and the existing notes delivered pursuant to such commitments, is set forth solely in the Confidential Information Memorandum relating to the note invitations and the related commitment letter. Documents relating to the note invitations will only be distributed to beneficial owners of existing notes who confirm their eligibility. Beneficial owners who desire a copy of the eligibility letter should contact Global Bondholder Service Corporation, the information agent for the note invitations, at (866) 937-2200 (U.S. Toll-free) or (212) 925-1630 (collect), or visit the following website: http://www.gbsc-usa.com/Freescale/Invitation.htm.

This press release does not constitute an invitation to make a commitment. The invitations are made solely by, and pursuant to, the terms set forth in the Confidential Information Memorandum, and the information in this press release is qualified by reference to the Confidential Information Memorandum and the related commitment letters. The Company may amend, extend or terminate the note invitations in its sole discretion.

About Freescale Semiconductor

Freescale Semiconductor is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. The privately held company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations around the world. www.freescale.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the interest on the part of eligible holders of the Company’s existing notes to make a commitment pursuant to the note invitations; consequences of the Company’s substantial indebtedness, including the Company’s ability to comply with its debt agreements; the Company’s ability to service its outstanding indebtedness and the impact such indebtedness may have on the way it operates the business; the loss of one or more of the Company’s significant customers; general economic and business conditions and any downturns in the cyclical industry in which the Company operates, including worsening U.S. and foreign economic conditions and turmoil in the financial markets; inability to make necessary capital expenditures; loss of or inability to attract key personnel; incurrence of significant reorganization of business and asset impairment charges; and the Company’s ability to achieve or sustain profitability in light of its history of losses.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in the Company’s other periodic reports filed from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. Except for its ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Investor Contact:

Mitch Haws

(512) 895-2454

mitch.haws@freescale.com

Media Contact:

Robert Hatley

(512) 996-5134

robert.hatley@freescale.com

Freescale and the Freescale logo are trademarks of Freescale Semiconductor Inc. All other product or service names are the property of their respective owners. © Freescale Semiconductor Inc. 2009.

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